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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-59001 and Form S-3 No. 333-24457) of Transocean Offshore Inc. and in the related Prospectus and to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58211, Form S-8 No. 33-64776 and Form S-8 No. 333-12475) pertaining to the Long Term Incentive Plan of Transocean Offshore Inc. (formerly Sonat Offshore Drilling Inc.), the Registration Statement (Form S-8 No. 33-66036) pertaining to the Savings Plan of Transocean Offshore Inc. (formerly Sonat Offshore Drilling Inc.) and the Registration Statement (Form S-8 No. 333-24457) pertaining to the Employee Stock Purchase Plan of Transocean Offshore Drilling Inc. of our report dated January 26, 1999, with respect to the consolidated financial statements of Transocean Offshore Inc. included in the Form 10-K for the year ended December 31, 1998.

                                          /s/ Ernst & Young LLP

Houston, Texas
March 18, 1999